UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2021

Conn's, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (936) 230-5899

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securitization of Receivables

On November 23, 2021, affiliates of Conn’s, Inc. (the “Company”) completed a securitization transaction (the “Securitization Transaction”), which involved the issuance and sale in a private offering of 1.05% $247,830,000 Asset Backed Fixed Rate Notes, Class A, Series 2021-A, due May 15, 2026 (the “Class A Notes”), 2.87% $66,090,000 Asset Backed Fixed Rate Notes, Class B, Series 2021-A, due May 15, 2026 (the “Class B Notes”), and 4.59% $63,890,000 Asset Backed Fixed Rate Notes, Class C, Series 2021-A, due May 15, 2026 (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Purchased Notes”), and the issuance of Asset Backed Notes, Class R, Series 2021-A (the “Class R Notes” and, collectively with the Purchased Notes, the “Series 2021-A Notes”). The Series 2021-A Notes were issued by Conn’s Receivables Funding 2021-A, LLC, a newly formed special purpose entity that is indirectly owned by the Company (the “Issuer”). The Series 2021-A Notes are secured by a portfolio of approximately $440,589,596.20 of customer receivables sold and contributed from the Company’s loan portfolio indirectly to Conn’s Receivables 2021-A Trust (the “Receivables Trust”), a newly formed Delaware statutory trust. Net proceeds from the offering (after deducting the underwriting discount payable to the Initial Purchasers) were $377,787,530.57 and will be used to repay indebtedness under the Company’s asset-based credit facility and for other general corporate purposes.

Fitch Ratings, Inc. (“Fitch”) has rated the Class A Notes, the Class B Notes and the Class C Notes as follows: the Class A Notes, “BBBsf” by Fitch; the Class B Notes, “BBsf” by Fitch and the Class C Notes, “Bsf” by Fitch. The Class R Notes are currently being retained by an affiliate of the Company but some or all may be sold in the future.

To execute the Securitization Transaction, Conn Credit I, LP, a wholly owned subsidiary of the Company (the “Seller”), sold or conveyed certain customer receivable contracts (the “Contracts”) (loans made to finance customer purchases of merchandise from the Company’s subsidiaries) to Conn Appliances Receivables Funding, LLC, an indirect wholly owned subsidiary of the Company (the “Depositor”), pursuant to a First Receivables Purchase Agreement, dated as of November 23, 2021, by and between the Seller and the Depositor (the “First Purchase Agreement”). The Depositor then contributed the Contracts to the Receivables Trust pursuant to a Second Receivables Purchase Agreement, dated as of November 23, 2021, by and between the Depositor and the Receivables Trust (the “Second Purchase Agreement”). The Receivables Trust issued a certificate to the Depositor representing a 100% interest in the Receivables Trust (the “Receivables Trust Certificate”) and the Receivables Trust Certificate was sold by the Depositor to the Issuer pursuant to a Purchase and Sale Agreement, dated November 23, 2021, by and between the Depositor and the Issuer (the “Purchase and Sale Agreement”). The rights of the Issuer to and under the Receivables Trust Certificate were pledged to Wells Fargo Bank, National Association, as trustee (the “Trustee”), for the benefit of the holders of the Series 2021-A Notes and any other person to whom certain obligations of the Issuer are payable. Conn Appliances, Inc., a direct and wholly owned subsidiary of the Company (“Conn Appliances”), is responsible for servicing the receivables transferred to the Receivables Trust as described in more detail below.

The Series 2021-A Notes were issued by the Issuer pursuant to a Base Indenture, dated November 23, 2021, by and between the Issuer and the Trustee (the “Base Indenture”), and a Series 2021-A Supplement to the Base Indenture, dated as of November 23, 2021, by and between the Issuer and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Series 2021-A Notes mature on May 15, 2026.

The Purchased Notes were sold initially to MUFG Securities Americas Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (collectively, the “Initial Purchasers”) and then reoffered and resold only (i) to “Qualified Institutional Buyers” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) in transactions meeting the requirements of Rule 144A or (2) solely with respect to the Class A Notes, outside the United States to non-U.S. Persons in transactions in compliance with Regulation S under the Securities Act.

Payments on the Class R Notes are subordinate to all payments of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes and all payments to Conn Appliances, as servicer (the “Servicer”), all third party service providers and the reserve account. Credit enhancement will be provided by excess cashflow, overcollateralization, a reserve account and in the case of the Class A Notes, subordination of the Class B Notes and the Class C Notes, and, in the case of the Class B Notes, subordination of the Class C Notes.

The Purchased Notes are subject to redemption by 100% of the holders of the Class R Notes, at their option, in accordance with the terms specified in the Indenture, on any business day, as of the last day of the previous monthly period, the balance of outstanding receivables under the Contracts has declined to 15% or less of the balance of outstanding receivables under the Contracts as of October 31, 2021 (the “Optional Redemption”). The Servicer will have the option to purchase (the “Optional Purchase”) the Contracts and certain other assets of the Receivables Trust for an amount equal to the fair market value of such assets from the Issuer on any business day if, as of the last day of the previous monthly period, the balance of outstanding receivables under the Contracts has declined to 10% or less of the balance of outstanding receivables under the Contracts as of October 31, 2021. The price paid for the Optional Purchase will not be less than an amount sufficient to pay accrued and unpaid interest then due on the Series 2021-A Notes and the aggregate unpaid principal, if any, of all of the outstanding Series 2021-A Notes plus other contractual fees and expenses of the Servicer, the Trustee and certain other service providers in connection with the Securitization Transaction and the Issuer.

After payment in full of all amounts due and owing with respect to the Class A Notes, the Class B Notes and the Class C Notes are subject to prepayment on any business day then or thereafter, in whole but not in part, at the option of 100% of the holders of the Class R Notes (the “Optional Prepayment”). The amount necessary to effect such Optional Prepayment will be, after giving effect to all distributions on such payment date, (a) (i) for the Class B Notes, equal to 100.25% of the outstanding principal amount, if any, of the Class B Notes and (ii) for the Class C Notes, equal to 100.50% of the outstanding principal amount if any, of the Class C Notes, plus (b) accrued and unpaid interest on the Class B Notes and Class C Notes through the day preceding the payment date on which the prepayment occurs, plus (c) any other amounts due and owing by the Issuer to other parties pursuant to the Securization Transaction documents; provided, that, the amount to be paid to the holders of the Class B Notes and the holders of the Class C Notes in connection with the exercise of the Optional Prepayment will be equal to the sum of the foregoing (a) and (b).

If certain events of default were to occur under the Indenture, the Trustee may, and at the direction of the required noteholders, shall cause the principal amount of all of the Purchased Notes outstanding to be immediately due and payable at par, together with interest thereon. Events of default under the Indenture include, but are not limited to, events such as failure to make required payments on the Series 2021-A Notes or specified bankruptcy-related events. If an event of default related to specified bankruptcy-related events were to occur under the Indenture, all unpaid principal of and accrued interest, if applicable, on all the Purchased Notes outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

The Servicer is responsible for servicing the receivables transferred to the Receivables Trust pursuant to a Servicing Agreement, dated as of November 23, 2021 (the “Servicing Agreement”) by and among the Issuer, the Receivables Trust, the Servicer and the Trustee. Under the Servicing Agreement, the Servicer will receive a monthly service fee equal to 4.75% (annualized) based on the outstanding balance of Contracts and certain other assets of the Receivables Trust. If Servicer defaults on its obligations under the Servicing Agreement, it may, and under certain circumstances will, be terminated and replaced as servicer.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture, the First Purchase Agreement, the Second Purchase Agreement, the Purchase and Sale Agreement and Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 4.1	Base Indenture, dated as of November 23, 2021, by and between the Issuer and the Trustee

Exhibit 4.2	Series 2021-A Supplement to the Base Indenture, dated as of November 23, 2021, by and between the Issuer and the Trustee

Exhibit 10.1	First Receivables Purchase Agreement, dated November 23, 2021, by and between the Seller and the Depositor

Exhibit 10.2	Second Receivables Purchase Agreement, dated November 23, 2021, by and between the Depositor and the Receivables Trust

Exhibit 10.3	Purchase and Sale Agreement, dated November 23, 2021, by and between the Depositor and the Issuer

Exhibit 10.4	Servicing Agreement dated as of November 23, 2021, by and among the Issuer, the Receivables Trust, the Servicer and the Trustee

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date:	November 24, 2021	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary